Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2015

Subsidiary Name	State or Country of Organization
1463873 Ontario Inc.	Canada
1869738 Ontario Inc.	Canada
9167-1990 Quebec Inc.	Canada
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
ALOC Holdings ULC	Canada
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida
American Bankers Management Company, Inc.	Florida
American Memorial Life Insurance Company	South Dakota
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant BARC Reinsurance Limited	Turks & Caicos
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant Co., Ltd	United Kingdom
Assurant Consulting Company, Limited.	China
Assurant Danos Mexico S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Direct Limited	United Kingdom
Assurant Direta Corretora de Seguros Ltda	Brazil
Assurant General Insurance Limited	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant Holdings France SAS	France
Assurant Intermediary Ltd.	United Kingdom
Assurant International Division Limited	Malta
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Life Limited	United Kingdom
Assurant Life of Canada	Canada
Assurant New Ventures, Incorporated	Florida
Assurant Payment Services, Inc.	Florida
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services (UK) Limited	United Kingdom
Assurant Services Argentina, S.A.	Argentina
Assurant Services Canada, Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services del Peru SAC	Peru
Assurant Services Hong Kong Limited	Hong Kong
Assurant Services Italia s.r.l.	Italy
Assurant Services Korea Limited	South Korea
Assurant Services Limited	Ireland
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Services, LLC	Texas

Assurant Servicios de Mexico, S.A. de CV	Mexico
Assurant Servicos Ltda.	Brazil
Assurant Solutions Assistance B.V.	Netherlands
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.	Brazil
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Axios Valuation Solutions, LLC	Texas
Blue Bananas, LLC	Wisconsin
Broadtech, LLC	Texas
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Coast to Coast Dealer Services Inc. (Ontario)	Canada
Coast to Coast Dealer Services Inc. (New York)	New York
Coast to Coast Services Inc. (Ontario)	Canada
Consumer Assist Network Association, Inc.	Delaware
Cooperatieve Assurant Netherlands U.A.	Netherlands
CWI Corporate	France
CWI Distribution	France
CWI Group	France
CWork Financial Management LLC	Delaware
CWork Solutions, LP	Pennsylvania
Dental Health Alliance, LLC	Delaware
Denticare of Alabama, Inc.	Alabama
Digital Services (UK) Ltd.	United Kingdom
Disability Reinsurance Management Services, Inc.	Delaware
eMortgage Logic, LLC	Texas
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
FAS-Nationstar, LLC	Missouri
FAS-OWB Utilities, LLC	Texas
FAS-Tenant Access Utilities, LLC	Texas
Federal Warranty Service Corporation	Illinois
Field Asset Services, LLC	Delaware
Florida Office Corp.	Delaware
GP Legacy Place, Inc.	Delaware
Guardian Travel, Inc.	Florida
I.Q. Data International, Inc.	Washington
Insureco Agency & Insurance Services, Inc. (CA)	California
Insureco, Inc.	California
Interfinancial Inc.	Georgia
John Alden Life Insurance Company	Wisconsin
Lifestyle Services Group Ltd.	United Kingdom
LSG España Ltd.	United Kingdom
LSG Insurance (Isle of Man Limited)	Isle of Man
MobileServ 5 Ltd.	United Kingdom
MSDiversified Corp.	Mississippi
National Insurance Agency	Florida
National Insurance Institute, LLC	Wisconsin
Protection Holding Cayman	Cayman Islands

Reliable Lloyds Insurance Company	Texas
Signal Financial Management LLC	Delaware
Signal GP LLC	Delaware
Signal Holdings LLC	Pennsylvania
Signal Northwest LLC	Delaware
Solidify Software, LLC	Kansas
Solutions Cayman	Cayman Islands
Solutions Holdings	Cayman Islands
STAMS Holding Ltd.	United Kingdom
STAMS Ltd.	United Kingdom
Standard Guaranty Insurance Company	Delaware
StreetLinks, LLC	Indiana
Sureway, Inc.	Delaware
TeleCom Re, Inc.	Florida
The Signal LP	Pennsylvania
Time Insurance Company	Wisconsin
TrackSure Insurance Agency, Inc.	California
TS Holdings, Inc.	Delaware
UDC Dental California, Inc.	California
UDC Ohio, Inc.	Ohio
Union Security DentalCare of Georgia, Inc.	Georgia
Union Security DentalCare of New Jersey, Inc.	New Jersey
Union Security Insurance Company	Kansas
Union Security Life Insurance Company of New York	New York
United Dental Care of Arizona, Inc.	Arizona
United Dental Care of Colorado, Inc.	Colorado
United Dental Care of Michigan, Inc.	Michigan
United Dental Care of Missouri, Inc.	Missouri
United Dental Care of New Mexico, Inc.	New Mexico
United Dental Care of Texas, Inc.	Texas
United Dental Care of Utah, Inc.	Utah
United Service Protection Corporation	Delaware
United Service Protection, Inc.	Florida
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida
WePurchit.com, LLC	Wisconsin